Exhibit 99.1
Investor Presentation Improved Superior Proposal for IPC Shareholders May 2009

Cautionary Note Regarding Forward-Looking Statements This presentation may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may" and similar statements of a future or forward-looking nature identify forward- looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into and to consummate the proposed acquisition on the terms set forth in the improved Validus amalgamation offer; 2) uncertainty as to the actual premium that will be realized by IPC shareholders in connection with the proposed acquisition; 3) uncertainty as to the long-term value of Validus common shares; 4) unpredictability and severity of catastrophic events; 5) rating agency actions; 6) adequacy of Validus' or IPC's risk management and loss limitation methods; 7) cyclicality of demand and pricing in the insurance and reinsurance markets; 8) Validus' limited operating history; 9) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 10) adequacy of Validus' or IPC's loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition; 14) potential loss of business from one or more major insurance or reinsurance brokers; 15) Validus' or IPC's ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 16) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 17) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 18) the effect on Validus' or IPC's investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 19) acts of terrorism or outbreak of war; 20) availability of reinsurance and retrocessional coverage; 21) failure to realize the anticipated benefits of the proposed acquisition, including as a result of failure or delay in integrating the businesses of Validus and IPC; and 22) the outcome of litigation arising from the Validus Offer for IPC, as well as management's response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC's most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the Securities and Exchange Commission ("SEC"). Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Additional Information about the Proposed Acquisition and Where to Find It: This presentation relates to the Exchange Offer by Validus to exchange each issued and outstanding common share of IPC for 1.1234 voting common shares of Validus and $3.00 in cash. This presentation is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the "Exchange Offer Documents") that Validus has filed or may file with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents. This presentation is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC's shareholders in connection with the proposed acquisition, including the definitive proxy statement seeking proxies to oppose the issuance of IPC shares in connection with the amalgamation agreement between IPC and Max (the "Opposition Proxy Statement") sent by Validus to IPC shareholders. Validus has also filed a preliminary proxy statement with the SEC seeking proxies to approve the issuance of Validus voting common shares in connection with the proposed transaction between IPC and Validus (the "Validus Share Issuance Proxy Statement"). In addition, Validus has filed preliminary proxy statements with the SEC in connection with the Scheme of Arrangement (the "Scheme of Arrangement Proxy Statements"). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE OPPOSITION PROXY STATEMENT, THE VALIDUS SHARE ISSUANCE PROXY STATEMENT, THE SCHEME OF ARRANGEMENT PROXY STATEMENTS AND ANY OTHER PROXY STATEMENTS OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC's website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000. Participants in the Solicitation: Validus and certain of its executive officers are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus' executive officers is available in Validus' proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders.

Validus Increases Offer for IPC Holdings On May 18, 2009, Validus announced that it has delivered an increased offer to the Board of Directors of IPC IPC shareholders will receive $3.00 in cash and 1.1234 Validus voting common shares for each IPC common share The increased offer provides IPC shareholders with total consideration of $30.14 per IPC share based on Validus' closing price on Friday, May 15, 2009 21.9% premium using IPC and Validus closing share prices as of March 30, 2009, the last trading day before the announcement of Validus' initial offer 13.2% premium to IPC's May 15, 2009 closing price 1 Calculated using closing prices for VR and IPC of $24.16 and $26.63 as of 5/15/09 respectively

Executive Summary Validus has reported excellent earnings, growth and profitability in the first quarter, outperforming its Bermuda peer group Validus is committed to its Improved Superior Proposal to acquire IPC Superior Current Value - 21.9% premium to unaffected share price1 and 13.2% premium based on current prices2 Superior Long-Term Value - Profitable diversification with strong growth prospects We have a clear path to expedite an acquisition of IPC 1. Soliciting IPC shareholders to vote "AGAINST" the inferior Max transaction 2. Commenced exchange offer for IPC shares 3. Scheme of Arrangement through Bermuda Court All of the above steps can be accomplished by IPC shareholders without the cooperation of the IPC Board (in the case of a Scheme of Arrangement, once sanctioned by the Supreme Court of Bermuda) 1 Calculated using closing prices as of 3/30/2009 2 Calculated using closing prices as of 5/15/2009

Validus Reported Excellent First Quarter 2009 Results 16.9% growth in gross premiums written (23.9% at Validus Re and 12.9% at Talbot) 75% combined ratio (57.1% at Validus Re and 91.5% at Talbot) Net operating income of $100.4 million and diluted operating EPS of $1.27 Net income of $94.9 million and diluted EPS of $1.20 Diluted book value per share of $24.65 19.2% ROAE and 20.3% operating ROAE Validus Q1 2009 Highlights 1 Peer Comparison - Q1 2009 Operating ROAE 1 Reconciliations of VR diluted book value per share, operating income and operating ROAE, non-GAAP financial measures, to book value per share, net income and ROAE are presented in the appendix Source: SNL Financial as of 3/17/09, except for PTP and FSR, which are based on public filings

Validus is Diversified in Short-Tail Specialty Classes Validus Re GPW 2008 GPW Total: $687.8 million 2008 GPW of $1.36 billion Balanced by Class: 46% Property, 29% Marine, 25% Specialty Note: $1.36bn consolidated GPW reflects $34.3mm intersegment eliminations; $687.8mm and $709.0mm segment GPW do not reflect intersegment eliminations Talbot GPW 2008 GPW Total: $709.0 million

Focused on Short-Tail; Majority Non-Cat Note: Based on 2008 GPW except ACGL which is NPW Source: SEC filings and other public disclosures

A Superior Proposal for IPC Shareholders Creates a leading Bermuda carrier in the short-tail reinsurance and insurance market with a global underwriting platform Superior long-term growth and return prospects Quality diversification in profitable lines Superior value proposition for IPC shareholders 21.9% premium to IPC unaffected share price1 13.2% premium based on current prices2 Superior currency with greater liquidity, lower volatility, superior trading performance and a higher pro forma dividend Combined entity with a GAAP capital base of $3.9bn3 Strong balance sheet with less exposure to equity/alternative asset risk and lower financial leverage than Max's proposal The Validus offer has a clear path to completion by the end of June A combination with Validus creates greater current value and long-term prospects for IPC shareholders 1 Calculated using closing prices as of 3/30/2009 2 Calculated using closing prices as of 5/15/2009 3 Pro forma shareholders' equity as of 12/31/2008 plus bank loan payable and debentures payable

Strategic Advantages for a Combined Validus/IPC

Strategic Advantages of a Large Capital Base

- **Reinsurance industry capital and capacity has been materially depleted**
  - U.S. Statutory surplus was down 11%, or ~$60 billion in 2008[1]
- **Limited access to replacement capital and new capacity**
  - Disrupted capital markets and depressed valuations mean reloading by incumbents is difficult/expensive
  - Hedge fund issues limiting collateralized capacity and sidecar activity
  - Cat bond market is less of a competitive threat
  - Further challenges in new company formations
- **Demand for reinsurance is increasing**
  - Primary companies facing capital depletion with constricted capital alternatives
  - Need to manage risk leaves reinsurance as one of the few capital alternatives available

Market Opportunities

- **Stronger relationships with major reinsurance intermediaries**
  - Following recent acquisitions, top two intermediaries hold 70% market share[2]
  - Increased opportunities for role as lead/quoting market
  - Opportunity for differentiated price or "special layer" in property catastrophe lines
- **Highly public asset quality issues leading buyers to rethink counterparty risk**
  - Combined company becomes "go-to" market capitalizing on dislocation
- **Opportunity to expand into longer-tail lines if/when market conditions warrant**

[1] *Source: A.M. Best Company*
[2] *Source: Business Insurance*

8

VALIDUS

The Validus Business Model Offers Higher Quality Diversification Professional Liability ($201 mm) Property ($151 mm)4 Excess Liability ($134 mm) Aviation ($85 mm) Agriculture ($80 mm) Rate Trend3 Rate Trend3 Property ($317 mm) Marine ($287 mm) War and Terrorism ($154 mm) Marine and Energy Reinsurance ($109) Aviation and Aerospace ($82 mm) $1,034 million in "Diverse" 2008 Gross Written Premium2 $1,012 million "Diverse" 2008 P&C Gross Written Premium1 Both Validus and Max have $1 billion in Non-Catastrophe P&C Insurance Gross Written Premium Source: Max and Validus Form 10-Ks for fiscal years ended December 31, 2008 1 P&C Business only, excludes $242 million in life and annuity reinsurance 2 Excludes $328 million in property catastrophe reinsurance gross written premium in 2008 3 Willis Re 1st View; Council of Insurance Agents and Brokers; Aon Performance Market Outlook; Company Filings 4 Insurance premium only; excludes $99 million in property and property catastrophe reinsurance premium because property catastrophe premium is not separately identified Max's Top 5 2008 Lines of Business1 Validus Top 5 2008 Lines of Business2

Overview of the Validus Improved Superior Proposal Note: Last reported closing prices of VR and IPCR were $24.91 and $25.41 as of 3/30/09 and $24.16 and $26.63 as of 5/15/09, respectively 1A merger under Bermuda law is effected via a plan of amalgamation. Alternatively, deal may be structured as an exchange offer or scheme of arrangement

Superior Financial Proposal - Improved Superior Value IPC Share Price vs. Validus Offer Price 1 Source: FactSet; Pricing through May 15, 2009 1 Calculated as VR share price multiplied by 1.1234x exchange ratio plus $3.00 in cash 2 Excludes weekends and holidays $ Premium to IPC Share Price 2 Median $ Premium: $2.99 $30.14 $26.63 Validus Announces Offer @ 18% Premium Validus Announces Improved Offer Validus Announces Three Part Plan

Superior Financial Proposal - Higher Quality Currency Validus Max Superior Liquidity Trading Dollar Volumes 1 3 month - $11.3 million 6 month - $9.7 million Trading Dollar Volumes 1 3 month - $6.7 million 6 month - $7.6 million Reduced Volatility Annualized Daily Volatility 2 61.0 Annualized Daily Volatility 2 79.4 Trading Performance (Including Dividend) Since Validus IPO Up 13.6% 3 Since Validus IPO Down 34.3% 3 Pro Forma Dividend Per IPC Share $0.90 per share 4 $0.88 per share 4 1 Measured prior to 3/2/09 announcement of Max / IPC transaction. Source: Bloomberg 2 During the 260 business day (approximately one year) period prior to the announcement of the Max Amalgamation. Source: Bloomberg 3 Total shareholder return based on the closing prices on May 15, 2009 and July 24, 2007. Source: FactSet 4 Based on Validus' $0.80 per share dividend multiplied by the exchange ratio 1.1234x and on IPC's current dividend The Validus proposal provides a premium to IPC shareholders with a more liquid and better performing currency plus a cash component ? ? ? ?

Superior Pro Forma Financial Strength Validus / IPC Pro Forma Max / IPC Pro Forma Stockholders' Equity $3.53 Billion $2.97 Billion Total Debt / Capitalization 1.9% 9.6% Total Debt + Hybrids / Capitalization 9.7% 9.6% Alt. Inv + Equities / Stockholders' Equity 10.3% 37.6% Reserve Additions Req'd Upon Closing None $130 Million The Validus transaction provides IPC shareholders with superior financial strength ? ? ? ? ? Note: Data as of 12/31/08 Source: Validus analysis and Max / IPC Form DEFM14A filed 5/7/09

The Validus Offer Creates a Larger, Better-Capitalized Entity A Pro Forma Comparison of 12/31/08 Shareholders' Equity Source: Public filings; pro forma for Max /IPC is as per Max / IPC Form DEFM14A filed 5/7/09 Validus / IPC Results in 19% More Shareholders' Equity Than Max / IPC $ in Billions

Validus' Balance Sheet Has Lower Embedded Risk Peer Comparison: Total Investment Leverage 1 and Alternatives Leverage Source: Public filings 1 Defined as cash and total invested assets / common shareholders' equity 2 Alternatives includes investment funds, hedge funds, limited partnerships, private equities, credit funds and high-yield bond funds All else equal, companies with lower asset leverage are less susceptible to fluctuations in valuations 2 Total Investments as a % of Common Equity Alternatives Leverage as % of Common Equity

Pro Forma Max / IPC Pro Forma Validus / IPC Validus Has a Stronger, More Conservative Portfolio with Less Market Risk $3.3 billion $5.5 billion $2.2 billion $5.4 billion $7.6 billion Source: Validus, Max and IPC Form 10-Ks for fiscal years ended December 31, 2008; pro forma for Max /IPC is as per Max / IPC Form DEFM14A filed 5/7/09 Max is attempting to use the IPC transaction to reduce its alternative investments from 58.9% to 30.7% of combined shareholders' equity Alt. Inv. / shareholders' equity: 4.5% Equities / shareholders' equity: 5.8% Total 10.3% Alt Inv. / shareholders' equity: 30.7% Equities / shareholders' equity: 6.9% Total 37.6%

Superior Growth in Validus Shareholder Value Source: Public Filings, SNL Financial 1 2005-2008 CAGR of Diluted BVPS, including accumulated dividends 2 Max's 2005 and 2006 Diluted BVPS figures are calculated using the treasury stock method and 2007 and 2008 figures are from Public Filings 3-Year CAGR: 13.2% 1 3-Year Evolution in Diluted Book Value Per Share Plus Accumulated Dividends 3-Year CAGR: 8.8% 1 2

Validus Has a Superior Record of Underwriting Performance Historically, Max's Results Have Been Driven by Alternative Investments and Lack of Underwriting Profit Comprehensive Income Per Share Contribution 2006 2007 2008 VR: $3.12 VR: $5.94 VR: $0.51 MXGL: $3.01 MXGL: $4.77 MXGL: $(3.54) Validus Max Max's income has historically depended on hedge fund returns Source: Validus and Max Form 10-Ks for fiscal years ended December 31, 2008

Roadmap to Expedited Completion: Three Part Plan 1 Second shareholder meeting can be called by IPC shareholders with at least 10% of the vote Validus offer has a clear path to completion and does not require the cooperation of the IPC Board One: Soliciting IPC Shareholders to Vote "Against" the Inferior Max Transaction Enables IPC to terminate IPC-Max agreement and accept Validus' Amalgamation Offer Sends message that IPC shareholders want superior economics and long-term value offered by Validus Two: Commenced Exchange Offer for IPC Shares Allows Validus to acquire the outstanding shares of IPC - under same economic terms of Validus' Amalgamation Offer - shortly following the IPC annual general meeting if IPC shareholders vote down the IPC-Max transaction and the other conditions to the Exchange Offer are satisfied Subject to the receipt of at least 90% of the fully diluted common shares of IPC, termination of the amalgamation agreement between Max and IPC and other conditions consistent with the Validus Amalgamation Offer Exchange Offer is not conditioned on the receipt of regulatory approvals or the elimination of the possible termination fee to Max Three: Petition Bermuda Court to Approve Scheme of Arrangement Validus would acquire all of the IPC common shares under the same economic terms as in the Exchange Offer The Scheme of Arrangement can be accomplished - without the approval of the IPC Board - if approved by IPC shareholders at two shareholder meetings and sanctioned by the Supreme Court of Bermuda First shareholder meeting - court ordered meeting at which IPC shareholders can vote to approve the Scheme of Arrangement Required vote is the affirmative vote of a majority of IPC shareholders present at the meeting holding at least 75% of the votes cast Second shareholder meeting1 - IPC shareholders can require IPC to approve and be bound by the Scheme of Arrangement and to terminate the IPC- Max amalgamation agreement Required vote is an affirmative vote of the holders of a majority of IPC shares voting at the meeting

A Superior Proposal for IPC Shareholders 1 Calculated using closing prices as of 3/30/2009 2 Calculated using closing prices as of 5/15/2009 3 Pro forma shareholders' equity as of 12/31/2008 plus bank loan payable and debentures payable A combination with Validus creates greater current value and long-term prospects for IPC shareholders Creates a leading Bermuda carrier in the short-tail reinsurance and insurance market with a global underwriting platform Superior long-term growth and return prospects Quality diversification in profitable lines Superior value proposition for IPC shareholders 21.9% premium to IPC unaffected share price1 13.2% premium based on current prices2 Superior currency with greater liquidity, lower volatility, superior trading performance and a higher pro forma dividend Combined entity with a GAAP capital base of $3.9bn3 Strong balance sheet with less exposure to equity/alternative asset risk and lower financial leverage than Max's proposal The Validus offer has a clear path to completion by the end of June

Appendix

Appendix Index Page Validus' Management Team is Deep and Experienced 23 Validus Offers IPC Quality Diversification 24 Talbot Demonstrates History of Smart / Strategic Acquisitions 25 Commercial Lines Pricing Trends 26 Guy Carpenter World Property Cat Reinsurance Rates 27 Catastrophe Risk Offers Highly Attractive Risk-Adjusted Returns 28 IPC Has Greater Earnings Power With Validus 29 Diversified Global Business Focused on Short-Tail Specialty 30 Outlook for Validus 31 Outlook for Max 32 Non-GAAP Financial Measures 33-35

Validus' Management Team is Deep and Experienced

Validus Offers IPC Quality Diversification

- Significantly less catastrophe weighting than IPC stand-alone
- Higher participation in profitable lines than Max can offer
  - Each of Validus and Max offer ~$1 billion of property and casualty gross premiums excluding Validus property cat
  - Major lines for Validus: non-cat property, marine, war and terrorism
  - Major lines for Max: professional liability, excess liability, agriculture, medical malpractice
- Proven Validus track record of profitable diversification
- Comparable combined ratio to Max in 2008 despite greater than $50 billion in global catastrophe losses
  - Ike – third most costly hurricane on record

2007 Diversification Transactions

$ in Millions

	Validus Talbot Segment		Max US Specialty	
	2007	2008	2007	2008
Gross Premiums Written	$286.5	$709.0	$48.2	$194.4
Net Income Before Taxes	$83.2	$40.2	($11.1)	($9.8)
Combined Ratio	74.6%	93.3%	na	138.5%

Comparison of 2008 GAAP Combined Ratios



100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
92.2%
91.9%
Validus
Max

Source: Max and Validus Form 10-Ks for fiscal years ended December 31, 2008

24

VALIDUS

Implied Multiple Talbot Data Talbot Demonstrates History of Smart / Strategic Acquisitions In July 2007 Validus acquired Talbot, a leading Lloyd's Syndicate for $382 million Purchase price was 1.6x stated equity and 3.1x earnings $105 million of reserve releases since closing By moving first, Validus acquired a company with the best business fit A large number of competitors followed Validus' entry into Lloyds (e.g., Arch, Ariel, Argo, Aspen, Flagstone, Montpelier, Max and Renaissance Re) Purchase Multiples Analysis $ in Millions Source: Validus Form 424B4 dated 7/24/07 and Validus Financial Supplement for quarter ended June 30, 2007

Commercial Lines Pricing Trends Source: Council of Agents and Brokers (CIAB), Advisen, Market Scout and Tillinghast 1 Reported monthly; monthly average used Rate Changes by Survey - Year-over-Year % Change 1 1

Guy Carpenter World Property Cat Reinsurance Rates Source: Guy Carpenter Rate on Line Indexed to 1990 Value of 100%

Catastrophe Risk Offers Highly Attractive Risk-Adjusted Returns Validus is in the business of evaluating risk: We write a well-priced world-wide book of property catastrophe reinsurance business Our diversified earnings stream from other short-tail lines allows Validus to retain exposure equal to 34% of shareholders' equity Catastrophe risk provides attractive returns on equity In return for assuming catastrophe exposure with an annual probability of 0.25% to 1% (1:100 - 1:250) the expected annual profit is $145 million or higher The extra annual expected return represents a "Payback" period of 3.5 years 4 Catastrophe risk provides attractive returns to shareholders 1:250 PML @ 34% of Equity 1:250 PML @ 20% of Equity Difference Validus / IPC Pro Forma $ in Millions 1 Source: Validus Analysis 2 Source: Validus Form PREM14A dated 5/12/09 3 Calculated as 100% less expected loss ratio less acquisition costs ratio for the Validus Re 2008 underwriting year property catastrophe portfolio (comprised of catastrophe XOL, aggregate XOL, RPP, per event XOL, and second and third event covers) 4 Reduction in estimated 1:250 wind PML divided by profit at expected profit margin

IPC Has Greater Earnings Power With Validus More effective use of IPC aggregate Shift business away from nationwide accounts IPC generated $221.9 million in GPW from $1.25 billion of U.S. aggregate in 2008 Validus generated $431.3 million of GPW from $1.44 billion of U.S. aggregate in 2008 Addition of non-cat lines to IPC Bermuda platform $284.4 million gap between IPC and Validus Re in 2008 on similar capital bases Lower marginal costs Scalability of Validus Re platform and VCAPS Enhanced reinsurance market presence Greater share of non-cat business Private layer transactions Provide additional capital to Talbot Expansion of aggregates for terrorism and other specialty lines Greater capacity for Onshore Energy, Aviation 1 Max investor presentation dated March 2009, p. 8 2 Max investor presentation dated March 2009, p. 9 3 Source: IPC and Validus Form 10-Ks for fiscal years ended December 31, 2008 IPC With Max IPC With Validus 3 "We expect to reduce CAT premiums in 2010 by $50 -$75 million" 1 Highest margin business "Expect each $1 of catastrophe business would be replaced with 2.5x to 3.0x of other business, depending on class" 2 "50% to 60% combined ratio in property is equivalent to achieving a 80% to 87% combined ratio based on higher (2.5x to 3.0x) premium leverage" 2 Max's 2008 accident year combined ratio was 110.6%

Diversified Global Business Focused on Short-Tail Specialty Source: 2008 Form 10-Ks. Based on 2008 actual gross premiums written (other than ACGL which is based on net premiums written). Life business is considered long-tail for purposes of this analysis Validus focuses on short-tail lines where pricing is best; will enter casualty more significantly when the economics justify the use of capital

Outlook for Validus Analysts support Validus' approach to risk management because it offers quality diversification in segments with favorable pricing trends "As a writer of short-tail reinsurance and specialty insurance, we see Validus as being very well positioned for the changes we expect to see in the reinsurance and insurance markets over the next year. The company has already begun to go on the offensive by hiring an on-shore energy and aviation underwriters." Jay Cohen (Merrill Lynch / Bank of America Research, 2/13/2009) "With a strong business outlook (16 of Validus' 18 lines of business are seeing increasing rates) and one of the most conservative investment portfolios in the group (14% cash; no equities or alternatives), VR is one of the most well positioned in the reinsurance market. Validus already has a diverse book of business from both a line of business and geographic perspective." Matt Carletti (Fox-Pitt Kelton Research, 4/8/2009) "We believe that Validus is among the best positioned companies in our universe given where the improvements in reinsurance are occurring, especially noting the company's relatively clean investment portfolio." Jay Cohen (Merrill Lynch / Bank of America Research, 3/17/2009) Note: Permission to use quoted material was neither sought nor obtained

Outlook for Max Max has a much riskier asset portfolio with less favorable premium price trends "In October, we announced a reduction in our alternative portfolio from a target of 20% of invested assets to a range of 10 to 15%. We also indicated it would be rebalanced to reflect more market neutral investments as it had become overweight with more long equity-oriented hedge funds. This was a direct reflection of our growing traditional underwriting platform which calls for a more traditional investment mix as well as the obvious volatility in the alternative asset portfolio that surpassed all previous modeling." Marty Becker, Chairman and CEO of Max Capital (Earnings Release Transcript, 2/11/2009) "Gallant at KBW says Max still has more hedge fund exposure than the average Bermudian firm, despite the company's move to a more conservative investment portfolio. 'That has been a worry for investors,' he says. "While the company has reduced its hedge fund exposure, it still weighs heavily on investors' minds right now." Cliff Gallant, Keefe, Bruyette & Woods (as quoted in Reactions, February 2009) "The shorter-tail lines, particularly in reinsurance - property and aviation - have been experiencing some price increases...the longer-tail lines of business have been flat..." Marty Becker, Chairman and CEO of Max Capital (as quoted in Reactions, February 2009) Note: Permission to use quoted material was neither sought nor obtained

Non-GAAP Financial Measures In presenting Validus' results, management has included and discussed certain schedules containing net operating income (loss), annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, and annualized net operating return on average equity is presented to the left. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.

Reconciliation of Validus Operating Income (expressed in thousands of U.S. dollars, except share amounts)

Reconciliation of Validus Book Value (expressed in thousands of U.S. dollars, except share amounts)